UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/21/2014

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 21, 2014, Scholastic Inc. (the "Company"), the registrant's principal operating subsidiary, entered into a Purchase and Sale Agreement (the "Purchase Agreement") to acquire its headquarters space (including land, building, fixtures and related personal property and leases) at 555 Broadway, New York, NY (the "Property") from its landlord, ISE 555 Broadway, LLC ("Landlord").

The acquisition price under the Purchase Agreement is $253,250,000, in cash, subject to any adjustment as may be required to reflect the apportionment of amounts due under fixed or base rent payments, as provided for under the Purchase Agreement. The $253,250,000 price reflects an offset of $1,750,000 owed by the Landlord to the Company in connection with the operation of the Property.

Under the terms of the Purchase Agreement the Company has deposited $50 million in escrow, with such amount to be applied at closing against the acquisition price. The scheduled closing date under the Purchase Agreement is February 28, 2014, subject to the right of the Company to adjourn the scheduled closing on not less than five (5) business days advance written notice to the Landlord to a date not later than March 28, 2014. In connection with any such change in the scheduled closing date, the Company is required to increase the amount deposited into escrow by $5 million.

Prior to closing, the Landlord is required, inter alia, to provide the Company with all written notices of "Violations" (as such term is defined in the Purchase Agreement) that it receives and to cure certain liens impacting the Property in accordance with the Purchase Agreement. The Company has agreed to purchase the Property subject to all outstanding Violations and/or any condition or state of repair or disrepair or other condition as would constitute a Violation if noted.

The respective obligations of the Company and the Landlord to complete the purchase and sale of the Property are subject to customary conditions precedent, including, among others, delivery by the parties of all closing documents and documents required by the title insurer and performance of their respective pre-closing covenants. In addition, all of the representations and warranties of the Company and the Landlord contained in the Purchase Agreement must be true and correct at closing, in all material respects.

The Purchase Agreement does not provide for any financing contingency and the Company expects to finance the purchase of the Property with cash-on-hand and borrowings available under the Company's committed credit facility.

The foregoing description of the Purchase Agreement and the transaction contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and the terms of which are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) The following exhibit is filed with this report on Form 8-K:

Exhibits

Number        Description

99.1         Purchase and Sale Agreement between ISE 555 Broadway, LLC (as Seller) and Scholastic Inc. (as Purchaser) dated January 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: January 24, 2014	By:	/s/ Andrew S. Hedden
Andrew S. Hedden
Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Purchase and Sale Agreement between ISE 555 Broadway, LLC (as Seller) and Scholastic Inc. (as Purchaser) dated January 21, 2014